NEWS RELEASE
	Contacts:	H. Roddy Allen, CEO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE		Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600

Integrated Electrical Services Names New Chief Financial Officer

HOUSTON — JANUARY 6, 2005 — Integrated Electrical Services, Inc. (NYSE: IES) today announced that David A. Miller has been named Senior Vice President and Chief Financial Officer. Mr. Miller will assume the role immediately.

Mr. Miller has 10 years of financial and public accounting experience. Mr. Miller has been with IES since its inception in January 1998 and most recently has been the Company’s Vice President and Chief Accounting Officer, a position he has held for the last three years. During his tenure at IES, he has been involved in all aspects of the finance function including accounting and reporting, Sarbanes-Oxley and SEC compliance, internal audit, treasury and risk management, acquisitions and dispositions, tax and strategic planning.

Mr. Miller also participated in the Company’s recent bank amendments and convertible debt issuance and played an integral role in the Company’s strategic realignment and related divestitures.

Prior to joining IES, Mr. Miller held positions in private industry and with a Big Five public accounting firm. While in public accounting, Mr. Miller performed audits and advised clients for multiple public and private companies covering a wide range of industries. Additionally, Mr. Miller has participated in several public company registrations and IPOs.

Mr. Miller holds both a Bachelor of Business Administration and a Master in Professional Accounting degree from The University of Texas at Austin, and he is a Certified Public Accountant.

“We are extremely pleased to name David as our CFO. His leadership, integrity, skills, and company knowledge uniquely position David to assume this role in our organization,” said Roddy Allen, IES’ President and CEO.

Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company’s accounting systems that have been identified to the Company by its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with our surety bonding company to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, inability to fulfill the terms of the required paydown under the credit facility, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. You should understand that the foregoing important factors, in addition to those discussed elsewhere in this document, including those under the heading “Risk Factors,” could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. The foregoing and other factors are discussed and should be reviewed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2004

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